UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2019

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

Third Amended and Restated Credit Agreement

On February 15, 2019, United Rentals, Inc. (“Holdings”), United Rentals (North America), Inc. (the “Company”), United Rentals of Canada, Inc., a Canadian Borrower (as defined below), United Rentals International B.V., a ROW Borrower (as defined below), United Rentals S.A.S., a French Borrower (as defined below) (together with the U.S. Borrowers (as defined below), the Canadian Borrowers, the ROW Borrowers and any other French Borrowers, the “Borrowers”) and certain other subsidiaries of Holdings entered into a Third Amended and Restated Credit Agreement (the “Third Amended and Restated Credit Agreement”) with Bank of America N.A. and the other financial institutions named therein.  The Third Amended and Restated Credit Agreement provides for a senior secured asset-based loan facility (the “ABL Facility”) of $3,750 million (subject to availability under a borrowing base), a portion of which is available for borrowings by the Canadian Borrowers, the ROW Borrowers and the French Borrowers, in Canadian Dollars, Euros, Sterling or other approved alternative currencies, as applicable.  The Third Amended and Restated Credit Agreement also provides for an uncommitted incremental increase in the ABL Facility of up to the greater of $1,500 million or 80% of the net orderly liquidation value of assets making up the portion of the borrowing base in excess of the initial maximum revolver amount of $3,750 million.  The Third Amended and Restated Credit Agreement replaces the existing $3,000 million senior secured asset-based loan facility to which Holdings, the Company and certain of their subsidiaries are parties.

Holdings and each existing and future direct or indirect U.S. subsidiary of Holdings (other than, among other things, indirect U.S. subsidiaries held through foreign subsidiaries, special purpose vehicles used in connection with the existing securitization facility or any future securitization facility of Holdings and the Company and certain immaterial subsidiaries (if any)) (the “U.S. Guarantors”) provide unconditional guarantees of the obligations of the Company and certain of its domestic subsidiaries (the “U.S. Borrowers”).  In addition, the U.S. Guarantors and each existing and future direct and indirect Canadian subsidiary of Holdings (other than, among other things, special purpose vehicles used in connection with the existing securitization facility or any future securitization facility of Holdings and the Company and certain immaterial subsidiaries (if any)) (the “non-U.S. Guarantors” and together with the U.S. Guarantors, the “Guarantors”) provide unconditional guarantees of the obligations of the Borrowers organized under the laws of Canada (the “Canadian Borrowers”), the Borrowers organized under the laws of France (the “French Borrowers”) and the Borrowers organized under the laws of any jurisdiction outside the U.S., Canada or France (the “ROW Borrowers”).  In addition, the obligations of the Borrowers under the ABL Facility and the guarantees of the Guarantors are secured by first priority security interests in substantially all of the tangible and intangible assets of the U.S. Guarantors, including pledges of all stock or other equity interests in direct subsidiaries owned by the U.S. Guarantors (but only up to 65% of the voting stock of each direct foreign subsidiary owned by any U.S. Guarantor in the case of pledges securing the U.S. Borrowers’ and U.S. Guarantors’ obligations under the ABL Facility).  Assets of the type described in the preceding sentence of any non-U.S. Guarantor are similarly pledged to secure the obligations of the Canadian Borrowers, the French Borrowers, the ROW Borrowers and the non-U.S. Guarantors under the ABL Facility.  The security and pledges are subject to certain exceptions.

The ABL Facility matures on February 15, 2024.  As of the close of business on February 14, 2019, approximately $1,633 million was drawn and, as of February 15, 2019 (after giving effect to the amendment and restatement), the Borrowers had approximately $2,072 million available for additional borrowings under the ABL Facility (net of letters of credit), subject to borrowing base limitations.

The ABL Facility includes a $250 million sub-limit for Canadian revolving loans and a $125 million sub-limit for ROW revolving loans.  In addition, the ABL Facility includes a $150 million sub-limit for U.S. swingline loans, a $50 million sub-limit for Canadian swingline loans, a $10 million sub-limit for ROW swingline loans, a $15 million sub-limit for French swingline loans and a $300 million combined sub-limit for letters of credit issued on behalf of any Borrower or any subsidiary of the Company.  The terms of the ABL Facility allow for increases to certain sub-limits, subject to agent and/or lender consent.  Amounts drawn under the ABL Facility bear annual interest (i) at the LIBOR rate (or, in the case of Canadian dollar denominated borrowings, BA rate) plus a margin of 1.25% to 1.75%, (ii) at a base rate (equal to the highest of Bank of America, N.A.’s prime rate, the federal funds rate plus 0.5% and 30-day LIBOR plus 1.0%) plus a margin of 0.25% to 0.75%, (iii) at a foreign base rate (equal to 30-day LIBOR) plus a margin of 1.25% to 1.75% or (iv) at the Canadian prime rate (equal to the higher of Bank of America, N.A.’s prime rate and 30-day BA rate plus 1.0%) plus a margin of 0.25% to 0.75%.  The interest rate margins are subject to adjustments based on utilization of the facility and, under certain circumstances, the Company’s total indebtedness leverage ratio on a consolidated basis.  The initial margins for borrowings under the ABL Facility are 1.50% in the case of LIBOR (or BA) rate and foreign base rate loans and 0.50% in the case of base rate loans and Canadian prime rate loans.  The unused line fee payable on the unused portion of the ABL Facility equals 0.25%.  The Borrowers have also agreed to pay customary letter of credit fees.

The ABL Facility contains a number of covenants that, among other things, limit or restrict the ability of Holdings and its subsidiaries to incur additional indebtedness; incur additional liens; make dividends and other restricted payments; make investments; engage in mergers, acquisitions and dispositions; make optional prepayments of other indebtedness; engage in transactions with affiliates; enter into restrictive agreements; and use proceeds.  The ABL Facility does not include any financial covenants, other than a springing covenant to maintain a minimum fixed charge coverage ratio of at least 1.00 to 1.00 on a trailing four-quarter basis as of the last day of each quarter, which will be tested only when specified availability under the ABL Facility falls below 10% of the maximum revolver amount.  The Third Amended and Restated Credit Agreement contains customary events of default.  If an event of default occurs, the lenders are entitled to accelerate the advances made thereunder and exercise rights against the collateral.

On February 15, 2019, in connection with the Third Amended and Restated Credit Agreement, Holdings, the Company and certain subsidiaries of Holdings entered into a Third Amended and Restated U.S. Security Agreement and a Third Amended and Restated U.S. Guarantee Agreement, in each case, with Bank of America, N.A., as agent.  Also on February 15, 2019, in connection with the Third Amended and Restated Credit Agreement, United Rentals of Canada, Inc. entered into a Third Amended and Restated Canadian Security Agreement and a Third Amended and Restated Canadian Guarantee Agreement, in each case, with Bank of America, N.A., as agent.

The foregoing summary is qualified in its entirety by reference to the full text of the Third Amended and Restated Credit Agreement and the related guarantee and security agreements, which are filed as exhibits hereto.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

10.1

Third Amended and Restated Credit Agreement, dated as of February 15, 2019, among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc., United Rentals of Canada, Inc., United Rentals International B.V., United Rentals S.A.S., Bank of America N.A., and the other financial institutions named therein.

10.2

Third Amended and Restated U.S. Security Agreement, dated as of February 15, 2019, among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc. and Bank of America, N.A., as agent.

10.3

Third Amended and Restated U.S. Guarantee Agreement, dated as of February 15, 2019, among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc. named or referred to therein in favor of Bank of America, N.A., as agent.

10.4	Third Amended and Restated Canadian Security Agreement, dated as of February 15, 2019, among United Rentals of Canada, Inc. and Bank of America, N.A., as agent.

10.5	Third Amended and Restated Canadian Guarantee Agreement, dated as of February 15, 2019, by United Rentals of Canada, Inc. in favor of Bank of America, N.A., as agent.

EXHIBIT INDEX

Exhibit No.	Description

10.1

Third Amended and Restated Credit Agreement, dated as of February 15, 2019, among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc., United Rentals of Canada, Inc., United Rentals International B.V., United Rentals S.A.S., Bank of America N.A., and the other financial institutions named therein.

10.2

Third Amended and Restated U.S. Security Agreement, dated as of February 15, 2019, among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc. and Bank of America, N.A., as agent.

10.3

Third Amended and Restated U.S. Guarantee Agreement, dated as of February 15, 2019, among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc. named or referred to therein in favor of Bank of America, N.A., as agent.

10.4	Third Amended and Restated Canadian Security Agreement, dated as of February 15, 2019, among United Rentals of Canada, Inc. and Bank of America, N.A., as agent.

10.5	Third Amended and Restated Canadian Guarantee Agreement, dated as of February 15, 2019, by United Rentals of Canada, Inc. in favor of Bank of America, N.A., as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2019

UNITED RENTALS, INC.

By:	/s/ Craig Pintoff
Name:	Craig Pintoff
Title:	Executive Vice President — Chief Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Craig Pintoff
Name:	Craig Pintoff
Title:	Executive Vice President — Chief Administrative and Legal Officer